JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13D with respect to the Common Stock of ANDES 3 Inc. of even date herewith is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: February 20, 2015

/s/ Ee Chang Ku
Ee Chang Ku, individually

Dated: February 20, 2015	ELITESOFT ASIA SDN BHD.
/s/ Ee Chang Ku
Ee Chang Ku, Director

1